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                                   EXHIBIT 22


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                       ANALYSTS INTERNATIONAL CORPORATION

                                   EXHIBIT 22


                           SUBSIDIARIES OF REGISTRANT

                            YEAR ENDED JUNE 30, 1995




                                     State or                 Percentage
                                   Jurisdiction               of Voting
                                 of Incorporation          Securities Owned
                                 ----------------          ----------------
Subsidiaries
------------
AiC Analysts Limited             United Kingdom                  100%
